Exhibit 99.1

Investor Relations Contact Shirley Stacy Align Technology, Inc. (408) 470-1150 sstacy@aligntech.com	Press Contact Ethos Communication, Inc. (678) 261-7803 align@ethoscommunication.com

ALIGN TECHNOLOGY TO SUPPLY NON-INVISALIGN CLEAR ALIGNERS TO SMILEDIRECTCLUB IN NORTH AMERICA

Align Becomes Exclusive Third-Party Supplier for SmileDirectClub's Minor-Tooth-Movement Aligner Program

SAN JOSE, Calif., July 28, 2016 -- Align Technology, Inc. (Nasdaq: ALGN) today announced a supply agreement with SmileDirectClub to manufacture non-Invisalign clear aligners for SmileDirectClub's doctor-directed, at-home program for affordable, cosmetic teeth straightening. SmileDirectClub aligners will include up to 20 stages without attachments or interproximal reduction (IPR), and will be manufactured by Align per SmileDirectClub's specifications for minor tooth movement. The Invisalign brand and system of clear aligners will continue to be available exclusively for in office treatment with Invisalign-trained orthodontists and general dentists.

Starting October 2016, Align will become SmileDirectClub's exclusive third-party supplier for its minor tooth movement aligner program. Specifically, Align will provide a case setup through SmileDirectClub's SMILECHECK viewer portal, and, upon review and approval by a participating licensed orthodontist or general dentist in SmileDirectClub's network, Align will manufacture clear aligners and ship them directly to SmileDirectClub.

"This doctor-directed, at-home model follows the trend towards other convenient and more affordable at-home solutions for procedures including contact lenses, hearing aids, and diabetes care," said Joe Hogan, Align Technology president and CEO. "At-home teeth straightening is only possible with clear aligners, and as the leader in clear aligners, we believe we must participate and help shape this new model."

Align Technology, Inc.  2560 Orchard Pkwy, San Jose, CA 95131
Tel: (408) 470-1000 Fax: (408) 470-1010
WWW.ALIGNTECH.COM

Align Technology Signs Supply Agreement with SmileDirectClub
Continued Hogan, "The goal of our agreement with SmileDirectClub is to help expand the market and opportunity for our Invisalign doctors, while supporting SmileDirectClub's efforts to provide consumers with access to more choices in treating simple cases from the convenience of their own home. When we look at the volume of Invisalign cases, 2% or less fit the SmileDirectClub protocols, which means we expect there to be very little cannibalization of the existing market. We look forward to working with SmileDirectClub to broaden the scope of clear aligner treatment options for consumers, while helping refer and connect new patients to Invisalign providers."

"We're looking forward to working with Align Technology as they help us provide a more convenient way for consumers with simple malocclusion to straighten their teeth," said Alex Fenkell and Jordan Katzman, SmileDirectClub Co-Founders. "More than 50 million people in the U.S. want a better smile, but not everyone will seek treatment through an orthodontic or dental office. Our goal is to serve a larger segment of this market with a more affordable aligner option from the convenience of their homes. In partnership with Align Technology, we will have access to additional manufacturing capabilities that will allow us to serve more smiles."

The agreement with SmileDirectClub brings Align's manufacturing and production expertise to a new and growing segment of the adult treatment market, one that provides new treatment choices to consumers and new business opportunities to Invisalign providers.
Under the agreement, the companies will create a new Invisalign doctor referral program similar to the Invisalign Doc Locator, that will systematically refer the approximately 30 percent of SmileDirectClub's SMILECHECK case assessments that are too complex for their minor tooth movement product, to Invisalign providers in the patient's local area.

As part of the transaction, Align acquired a 17% stake in SmileDirectClub for $46.7 million and gained a seat on SmileDirectClub's board of directors. As a result of Align's equity holding in SmileDirectClub, Align is required to account for this investment under the equity method of accounting. Thus, Align will include a proportional share of SmileDirectClub's earnings or losses, in its financial statements beginning July 25, 2016. Align's financial results will reflect two components: 1) commencing in October when Align begins to supply aligners, the sale of aligners to SmileDirectClub and the income therefrom under the supply agreement will be reported in its Clear Aligner business segment, and 2) in Q3'16, Align's portion of SmileDirectClub's reported profits and/or losses will be included in its operating expenses. Align expects the transaction to be incremental to both its topline growth and earnings in 2017.

Align Technology Signs Supply Agreement with SmileDirectClub
About Align Technology, Inc.
Align Technology is the leader in modern clear aligner orthodontics that designs, manufactures and markets the Invisalign® system, which provides dental professionals with a range of treatment options for adults and teenagers. Align also offers the iTero 3D digital scanning system and services for orthodontic and restorative dentistry. Align was founded in March 1997 and received FDA clearance to market the Invisalign system in 1998. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign provider in your area, please visit www.invisalign.com. For additional information about the iTero 3D digital scanning system, please visit www.itero.com.

About SmileDirectClub.

SmileDirectClub is the first digital brand for your smile and the leader in remote invisible aligner treatment. By leveraging proprietary, cutting-edge technology they are helping customers get access to a smile they'll love by eliminating office visits, connecting customers with orthodontists and dentists across the country and cutting costs by up to 70 percent, because people shouldn't have to pay a small fortune for a better smile. Visit smiledirectclub.com for more information

Forward-Looking Statement
This news release, including the tables below, contains forward-looking statements, including statements regarding certain business metrics for the third quarter of 2016, including, but not limited to, anticipated net revenues, gross margin, operating expenses, operating profit, diluted earnings per share, and case shipments.  Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, or that the expected benefits of new or existing business relationships will not be achieved as anticipated, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, our ability to successfully achieve the anticipated benefits from the scanner and services business, continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, Align's ability to develop and successfully introduce new products and product enhancements and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the Securities and Exchange Commission (SEC) on February 25, 2016, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which was filed with the SEC on May 5, 2016.  Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.